Exhibit 21.1
                                  ------------

         KING POWER INTERNATIONAL GROUP CO., LTD.
         SIGNIFICANT SUBSIDIARIES AND
         JURISDICTIONS OF INCORPORATION

         Name                   Jurisdiction of Incorporation   Percentage Owned

King Power Tax Free
Co., Ltd.                               Thailand                     99.94%

King Power Duty Free
Co., Ltd.                               Thailand                     94.95%

King Power International Group
(Thailand) Co., Ltd.                    Thailand                     99.93%



PART IV

ITEM 14  EXHIBITS AND REPORTS ON FORM 8-K

     A)       All Financial Statement
     B)       Financial Statement Schedule II
     C)       Exhibits